EXHIBIT 99.1

2004 AGA Financial Forum

•	Good afternoon!

•	I am Tom Fisher, Chairman and Chief Executive Officer.

•	With me today is Russ Strobel, President, Rick Hawley, Chief Financial Officer and Mark Knox, Director of Investor Relations.

Agenda Business Strategies Financial Update Business Overview and Plans Regulatory and Legal Update Wrap-up

•	Here is today’s agenda.

•	I will begin with a brief overview of our long-term objectives and strategies.

•	Rick will follow with a financial update and then Russ with a background of each of our businesses, including our strategic plans for each business and an update on our outstanding legal matters.

•	I’ll then return to wrap things up and take your questions.

Caution Concerning Forward- Looking Statements This speech includes certain forward-looking statements about the operations and earnings expectations of Nicor Inc., its subsidiaries and other affiliates. Although Nicor believes these statements are based on reasonable assumptions, actual results may vary materially from stated expectations. Factors that could cause materially different results can be found in Nicor's most recent periodic report filed with the Securities and Exchange Commission.

•	Due to requirements around non-selective disclosure we will address only questions concerning matters that have been previously made public and broadly disseminated.

•	Please keep this in mind when asking your questions and considering our responses.

Business Composition (Based on 2003 Operating Income, excluding corporate and eliminations) Gas Distribution 84% Shipping 12% Other Energy Ventures 4%

•	This slide shows the basic composition of our company as it exists today.

•	Nicor is built on the foundation of two core businesses — our natural gas distribution segment, Nicor Gas, and our containerized shipping segment, Tropical Shipping.

•	We also have other energy-related ventures, which today are relatively small but are expected to continue to grow more rapidly than our other businesses.

These businesses are built on the:

•	assets,

•	expertise,

•	customer base,

•	reputation, and

•	location of Nicor Gas.

Long-Term Objectives Key Strategies Grow earnings over time Maintain high returns on equity Pay a solid dividend Grow our core businesses Optimize storage and transmission assets Expand our energy services businesses Build on our financial strength

•	To increase the value of our company over the long-term, we remain focused on three simple objectives:

•	grow our earnings over time,

•	maintain high returns on equity, and

•	pay a solid dividend.

•	To achieve these objectives, we have four key strategies:

•	grow our core businesses,

•	optimize our storage and transmission assets,

•	expand our energy services businesses, and

•	build on our financial strength.

•	Russ will discuss our specific plans in more detail, but before he does, let me turn things over to Rick who will provide a brief financial update.

Financial Update Financial Strengths Strong balance sheet - utility long-term debt AA rated by S&P Good returns on equity Strong cash flow Solid dividend March 2004 dividend declaration - 51st consecutive year of dividend payments

•	Thanks Tom.

•	Over the years, our balance sheet has been one of the strongest in the natural gas distribution industry and that remains true today!

•	Both Nicor and Nicor Gas have some of the best debt ratings in the natural gas industry.

•	We also have a history of:

•	producing good returns on equity,

•	generating strong cash flow, and

•	providing a solid and consistent dividend.

•	In fact, our March dividend declaration marked the beginning of our 51st year of consecutive quarterly common stock dividend payments.

Financial Update - EPS 2004 Q1 2003 Q1 Reported diluted EPS 0.44 1.04 Absent noteworthy items 0.96 1.14 Key Variances Agreement to settle securities class actions in 2004 Cumulative effect loss from accounting change in 2003 Lower expected operating results in 2004

•	Last week we released our first quarter 2004 financial results. For the first quarter 2004 reported diluted earnings per common share were 44 cents or 60 cents lower than 2003. Both periods included some noteworthy items.

•	2004 included the negative effects of a litigation charge associated with an agreement to settle securities class actions of 52 cents per share. Russ will discuss this shortly.

•	2003 included a cumulative effect loss of 10 cents per share due to a change in accounting method at our wholesale natural gas marketing business.

•	Absent these items, first quarter earnings for 2004 and 2003 would have been 96 cents and $1.14, respectively.

•	Overall earnings comparisons absent the effects of these noteworthy items reflect an expected decline in operating results.

•	Gas distribution operating were reduced by higher operating and maintenance costs, including bad debt provisions and PBR legal fees, increased depreciation expense and lower Chicago Hub results.

•	Shipping operating results were down primarily because of the absence of a vessel sale recorded last year. In addition, the positive effect of increased volumes shipped was essentially offset by the impacts of lower average rates and higher operating costs.

•	Other energy-related ventures were down primarily due to lower results in our retail energy-related products and services businesses, which more than offset higher results in our wholesale natural gas marketing business.

Financial Update 2004 Financial Outlook Earnings per share estimate is in the range of $1.58 to $1.78 Estimate remains unchanged from earlier guidance of $2.10 to $2.30, except for adjustments to reflect the first quarter litigation charge to settle securities class actions of $.52 per share Assumes, among other things, normal weather and includes no impacts associated with the ICC's PBR/PGA review or other contingencies, including recoveries from insurance Excludes any future amounts from mercury-related activities, accounting changes or the wind-down of retail energy marketing joint venture Compared to 2003, absent noteworthy items, reflects lower gas distribution results and improvement in both our shipping and other energy-related ventures

•	Regarding our outlook for 2004, we estimate a diluted earnings per share range of $1.58 to $1.78.

•	This estimate remains unchanged from our earlier guidance of $2.10 to $2.30 per share, except for adjustments to reflect the first quarter litigation charge I just mentioned.

•	Our estimate assumes, among other things, normal weather for the remainder of the year and includes no impacts associated with the ICC’s PBR/PGA review or other contingencies, including insurance recoveries.

•	It also excludes any future amounts from mercury-related activities, accounting changes or the wind-down of our retail energy marketing joint venture — items that significantly impacted our 2003 results.

•	From an operating standpoint, when compared to 2003, the estimate reflects lower gas distribution results due principally from increases in operating costs including higher depreciation; and increased labor and compliance-related costs.

•	The range includes a modest improvement in our shipping and other energy-related ventures.

•	And, we also expect higher interest costs and a lower effective tax rate.

Financial Update - Capital Expenditures 2004 2003 Gas 170 173 Tropical 10 6 OEV 7 2 Explanations Gas distribution - flat Shipping - facilities renovations, freight equipment and system upgrades OEV - system upgrades and facilities expansion $181 $187 Est.

•	Consistent with disclosures provided at year-end 2003, capital spending for 2004 continues to be estimated at $187 million — or slightly higher than last year’s levels.

•	Utility capital spending is forecasted to be down slightly compared to 2003 levels or about $170 million.

•	Shipping capital expenditures are projected at about $10 million, up from the previous year due to facilities renovations, the purchase of freight handling equipment and system upgrades that were postponed from last year.

•	We’re also expecting capital expenditures to be higher at our other energy-related ventures in 2004 as we continue to upgrade computer systems and expand facilities at our other energy-related products and services businesses.

•	That concludes my remarks, let me now turn things over to Russ who will provide a background on each of our businesses and discuss our strategic plans for each.

Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Gas distribution 2 million customers Recognized brand Operating efficiency Diverse service territory Significant assets Strategic location Strong balance sheet

•	Thanks Rick. Let me start with our primary business — Nicor Gas.

•	Over 2 million customers in northern Illinois — excluding the city of Chicago.

•	Recognized brand name.

•	Historically low base rates.

•	Safe, reliable service.

•	At or near the top for most efficiency measures in its industry.

•	One of the best markets for natural gas in the nation:

•	Diverse mix of industries,

•	growth in customers, and

•	a high demand for space heating.

•	Significant underground storage assets — about 140 bcf of top storage capacity.

•	Strategically located on the nation’s Midwest natural gas pipeline grid— access to 8 interstate pipelines.

•	Strong balance sheet, as Rick mentioned.

•	Storage capabilities and pipeline connections provide a catalyst for revenue generating activities like Chicago Hub and off-system storage and transmission services.

•	Combined with a strong balance sheet, our storage and transmission assets provide a good foundation for future energy-related opportunities.

Strategic Plan Customer additions Foundation for other opportunities Rebuild earnings Assess rate relief

•	As a primary source of our traditional earnings, Nicor Gas’ success is fundamental to our overall success.

•	Customer additions: Residential construction adds about 30,000 new customers per year.

•	Nontraditional products and services:

•	Nicor Gas’ asset base, strategic location and customer base are expected to create opportunities such as our Chicago Hub, and new products such as gas line comfort guard and fixed bill.

•	Rebuilding earnings a key priority:

•	Costs continue to rise. [health-care, benefits, company-use and labor and compliance related costs]

•	High and volatile natural gas prices are also creating added challenges.

•	Demand loss in natural gas-sensitive industries such as chemicals may be permanent or at a minimum, slow to recover (normalized industrial deliveries down 6% in 2003) .

•	Nicor Gas has a long history of operational excellence and cost efficiency.

•	That is reflected in the fact that we have the lowest residential distribution rates in Illinois.

•	We will continue to focus on managing our operations as efficiently as possible.

•	Assess rate relief: Like all regulated utilities, we will also assess the appropriateness of seeking rate relief — something we have done only once in the past 20 years.

Headquarters and terminal Ports served Transporter of containerized cargo Leading carrier of exports to Caribbean region Niche player Dependable Leading market shares High margins in its industry

•	Tropical Shipping: Second largest business.

•	Leading carrier: Tropical is a leading carrier of U.S. and Canadian exports from the East Coast to the Caribbean region.

•	Niche player: It is a niche player, serving 25 ports.

•	Owned by Nicor for over 20 years; we know and understand this business well.

•	Since we acquired it, Tropical has continued to expand and make significant contributions to earnings growth and cash flow.

•	High operating margins relative to its industry. [Avg. of about 10% — over past 5 years]

•	Tropical also has received no capital from Nicor; it’s all internally generated by the shipping business.

•	Tropical has periodically re-deployed its free cash flow into its business — investments in new vessels, facilities and equipment, and acquisitions.

•	Tropical has done so while maintaining its financial flexibility for future expansion and growth opportunities.

(SLIDE CONTINUES)

•	Over the years, Tropical Shipping has been able to steadily grow its shipping volumes and generate solid operating margins.

•	So far this year, tourism, cruise ship activity and hotel occupancies are showing strong signs of returning toward pre 9-11 levels, which should bode well for this core business (such as the Bahamas, Virgin Islands, and Eastern and Western Caribbean)

•	Difficult economic conditions, downturns in tourism, and competition do pressure results.

•	However, Tropical has always found ways to improve productivity and service delivery, while making strategic acquisitions when other carriers have found it difficult to compete.

•	Looking ahead, we expect modest earnings improvement in 2004.

Strategic Plan Focus on operational excellence Expand service offerings Increase market share in existing ports Expand into new markets Niche acquisitions

•	Strategic Plan: over the long-term growth is expected to come from a number of sources, including:

•	enhancing operational excellence,

•	expanding service offerings (such as our less-than-container-load business),

•	growing our business in existing ports (such as the Eastern Caribbean — St. Maarten, St. Lucia, Barbados, and the Virgin Islands and Bahamas),

•	expanding to new destinations (as we did in the Cayman and Abacos Islands), or

•	making niche acquisitions.

Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Other Energy Ventures - Asset-Backed Chicago Hub Balancing, parking and wheeling services Firm off-system storage and transmission services Enerchange Wholesale natural gas marketing

•	Let me now spend some time discussing our other energy ventures, starting with our asset-backed ventures.

•	Opportunities exist, primarily for two reasons — our strategic location and our ability to capture additional value from our utility’s supply portfolio and storage capabilities.

•	The Chicago Hub — operates within the utility and was formed in the 1990’s.

•	It provides interruptible parking, balancing and wheeling services.

•	Customers are marketers and interstate pipeline shippers.

•	We also offer firm off-system storage and transmission services to others such as end-users and other LDCs.

•	Nicor Enerchange — unregulated wholesale natural gas marketing business formed in 1998.

•	Enerchange markets natural gas supply services in the Midwest to interstate pipelines, other natural gas distribution companies, power generators, and natural gas marketers and brokers.

•	It also administers the Chicago Hub and manages Nicor Solutions’ hedging program.

•	By bundling commodity with natural gas transportation and storage, Enerchange customizes services that provide significant added value.

Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Other Energy Ventures - Asset-Backed Horizon Pipeline Joint Venture with NGPL 74-mile pipeline with 380 MMcf/day capacity Strategically located Extension and expansion potential

•	A third asset-backed venture is the Horizon Pipeline.

•	Horizon is a 50/50 joint venture between Nicor and Natural Gas Pipeline Company of America, a subsidiary of Kinder Morgan.

•	Operational since the spring of 2002.

•	Initial equity investment of about $16 million.

•	74-mile pipeline: 380 MMcf/day capacity and is nearly fully subscribed (about 80% Nicor Gas), runs between Joliet, Ill., north to a point near the Wisconsin border.

•	Strategically located: within the preferred development corridor of potential future power generators, which provides key competitive advantages over other pipeline alternatives in our territory.

•	Expandable: has strategic extension and expansion potential to meet economic growth in the region.

•	Horizon contributed about 2 cents per share of earnings last year.

Other Energy Ventures - Asset-Backed Strategic Plan Optimize our existing capabilities Acquire, contract or develop new assets and services Expand our capabilities and service offerings

•	Optimizing the use of our storage and transmission assets is an important element to improving our long-term earnings.

•	Growth in our asset-backed ventures will continue to be leveraged off our strategic assets, location and the changing energy environment.

•	High natural gas prices and increased price volatility may continue for some time. These market conditions can create a greater need for the types of services we provide through the Chicago Hub and Nicor Enerchange.

•	Additional opportunities for growing this business platform may exist by:

•	acquiring, contracting or developing new assets and services,

•	partnering with others, or

•	increasing and expanding the geographic reach of our storage and transmission capabilities and service offerings.

Other Energy Ventures - Retail Energy Services Nicor Services - provider of energy-related products and services service line protection HVAC and replacement services home appliance repair services Nicor Solutions - utility-bill management products Rockford Bloomington Naperville Joliet Chicago Peoria Springfield Hawthorn Tradewinds D. M. Dykstra

•	One last area of our other energy-related businesses is retail energy services.

•	Our success in this platform has resulted from our ability to develop value-added energy products and services for the retail market.

•	To date, Energy Services has over 450,000 customer contracts.

•	Nicor Services — provides a number of residential and commercial energy-related products and services including:

•	a service line protection product,

•	heating, ventilation and air conditioning repair and replacement, and

•	home appliance repair services.

•	Nicor Solutions — provides utility-bill management products that allow customers to fix or cap portions of their natural gas bills regardless of changes in gas prices or the weather.

•	By providing broad coverage to homeowners’ needs through a range of products and services, Nicor is becoming a premier provider of energy services in Illinois’ residential and commercial markets.

Other Energy Ventures - Retail Energy Services Strategic Plan Increase market share of existing products and services Enhance existing or develop new products and services Establish regional market coverage

•	Growth will come from increasing market share in Nicor Gas’ territory and by introducing new products and services like the Fixed Bill.

•	Natural gas price volatility and high natural gas prices continue to support demand for Fixed Bill and other utility-bill management products.

•	As a result, ongoing earnings contributions through Nicor Services and Nicor Solutions are expected to increase over the long-term.

•	Strategic Plan: continuing to achieve our objectives will require a constant focus on:

•	increasing market share,

•	enhancing our products and service offerings, and

•	establishing regional market coverage.

•	That concludes my remarks on our various businesses and our strategies for each, but before I turn things over to Tom, let me briefly provide an update on our current regulatory proceedings and other legal contingencies.

Business Update Outstanding Matters Resolved Contingency Insurance settlement Regulatory Proceedings Other Contingencies

•	Securities Class Actions

•	As previously announced, we have reached an agreement to settle.

•	Under the terms of the agreement, Nicor admits no wrongdoing but has paid $38.5 million into an escrow account to be paid to the class after the settlement is approved by the court.

•	Insurance Settlement

•	We also announced that one of our D&O insurance carriers agreed to pay $29 million.

•	Amounts will be paid to a third party escrow agent.

•	Amounts will be used to satisfy our directors’ and officers’ liabilities and expenses associated with claims asserted against them in a securities class action, a shareholder derivative action, or related matters, with any remaining balance to be paid to Nicor.

•	Amounts ultimately payable to us from escrow are not presently determinable, so recognition of any benefit to Nicor of the insurance benefit is being deferred.

•	We also continue to seek recovery from our other D&O insurance carrier for additional amounts in connection with the same matters.

(SLIDE CONTINUES)

•	Performance-based rate plan

•	Currently the PBR hearings are stayed to allow additional third party discovery.

•	A status hearing is scheduled for May 20th.

•	We will continue to work to resolve the PBR issues as soon as possible.

•	We have and will continue to fully cooperate in this process.

•	Securities and Exchange Commission and U.S. Attorney Inquiries

•	The SEC and U.S. Attorney’s Office are continuing their inquiries.

•	We can not comment on pending litigation other than we will continue to fully cooperate.

•	We expect to provide a response to the Wells notice as soon as practical.

•	Shareholder Derivative Lawsuit

•	Our motion to dismiss this case was denied on March 26th.

•	This action is not a ruling on the merits of the case.

•	We’ll begin with the discovery phase of the suit.

•	No timeline has been established.

•	As a reminder, the background on all of these matters can be found in our periodic filings with the SEC. This concludes my remarks, I’ll now turn things back over to Tom who will wrap things up.

Business Strategies Strong financial position Strategic locations and assets Successful unregulated businesses Stable dividend

•	Thanks Russ.

•	Although much of our attention of late has been specifically on working toward a resolution of the issues Russ just mentioned, let me also stress that we are also focused on actions that will improve our performance.

•	Looking ahead, I believe we have several factors that will contribute to our success:

•	our financial position remains strong,

•	our strategic locations and assets provide us with significant opportunities,

•	our unregulated businesses continue to grow, and

•	our dividend remains solid.

•	However, to fully move forward, we recognize the importance of resolving our PBR related issues.

•	Secondly we must continue to manage our costs, while assessing the need for rate relief.

•	And thirdly, we must effectively implement our business strategies.

Business Strategies Maintain a low risk profile Disciplined and systematic approach Synergies and strategic fit with core businesses Supported by a strong financial position and strong management team

•	In closing, as we’ve stated in the past, our intent is to grow our company over the long-term while maintaining a low risk profile.

•	Our approach has been and will continue to remain disciplined and systematic.

•	Opportunities we pursue will have a direct synergy and strategic fit with our core businesses.

•	Our financial strength gives us the flexibility to take advantage of investment opportunities and to consider other alternatives to generate shareholder value.

•	Finally, underlying this financial strength is a diverse team of employees, who all share a common sense of pride, spirit and determination to perform at the highest level and to exhibit the highest degree of integrity in all that they do.

Visit our website: www.nicor.com

•	I thank you for your interest in our company and will now open the floor for questions.